Exhibit 99.2
Lighting Partner B.V.
Financial Statements
•	Independent Auditors’ Report
•	Balance sheets as of December 31, 2007 and 2006
•	Statements of operations for the years ended December 31, 2007 and 2006
•	Cash flow statements for the years ended December 31, 2007 and 2006
•	Notes to the financial statements

Independent Auditors’ Report
To the Board of Directors and Shareholders of
Lighting Partner B.V.
We have audited the accompanying balance sheets of Lighting Partner B.V. (the “Company”) as of December 31, 2007 and 2006 and the related statements of operations, shareholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2007 and 2006, and the results of its operations and its cash flows for the years then ended in conformity with the accounting principles generally accepted in the Netherlands (“Dutch GAAP”).
Dutch GAAP varies in certain significant respects from accounting principles generally accepted in the United States of America (“US GAAP”). Information relating to the nature and effect of such differences is presented in note 20 to the financial statements.

Deloitte Accountants B.V.

Middelburg, the Netherlands

July 25, 2008

Lighting Partner B.V.
Balance sheets

		As of December 31,
(after the appropriation of the results)*	Notes	2007	2006
		€	€

Assets

Tangible fixed assets	(2)	668,949	812,853

Current assets
Inventory	(3)	4,967,837	4,723,658
Accounts receivable and other receivables	(4)	2,981,841	3,423,346
Cash and cash equivalents	(5)	589	6,953

		7,950,267	8,153,957

		8,619,216	8,966,810

Equity and liabilities

Capital and reserves	(6)
Issued share capital		58,538	58,538
Retained earnings		4,367,410	4,109,872

		4,425,948	4,168,410

Provisions	(7)	30,855	28,983

Long-term liabilities	(8)	1,641,345	2,188,712

Short term liabilities	(9)	2,521,068	2,580,705

		8,619,216	8,966,810

     The accompanying notes are an integral part of these financial statements.

*	The “appropriation of the results” refers to a Dutch GAAP requirement to clarify that the operating results for the years presented are included in retained earnings. See note 19.

Statements of operations

		For the Years Ended December 31,
	Notes	2007	2006
		€	€

Net sales		15,285,175	12,557,614
Cost of sales,excluding depreciation which is separately stated below		10,098,215	8,068,740

	(12)	5,186,960	4,488,874

Wages, salaries and social expenses	(13)	1,659,809	1,572,478
Depreciation on fixed assets	(14)	289,184	410,441
Other operating expenses	(15)	2,725,000	2,402,264

Total expenses		4,673,993	4,385,183

Operating results		512,967	103,691

Interest income	(16)	1.052	561
Interest expense	(16)	(173,084)	(165,105)

Income (loss) before income tax expense (benefit)		340,935	(60,853)

Income tax expense (benefit)	(17)	83,397	(25,630)

Net income (loss)		257,538	(35,223)

     The accompanying notes are an integral part of these financial statements

Cash flow statements

	For the Years Ended December 31,
	2007	2006
	€	€
Net income (loss)	257,538	(35,223)
Depreciation of fixed assets	289,184	410,441
Change in provision deferred tax liabilities and provision for anniversary awards	1,872	(63,850)

Changes in operating assets and liabilities:
Inventory	(244,179)	(344,757)
Accounts receivable and other receivables	441,505	1,504,666
Accounts payable	(254,150)	166,875
Taxes and social security contributions	(2,963)	44,253
Other liabilities	70,376	(299,760)

Cash flow provided by operating activities	559,183	1,382,645

Capital expenditures	(145,280)	(133,961)

Cash flow used in investing activities	(145,280)	(133,961)

Change in current account debt credit institutions	124,669	(703,078)
Repayment of long-term debt	(544,936)	(542,630)

Cash flow used in financing activities	(420,267)	(1,245,708)

Changes in cash and cash equivalents	(6,364)	2,976
Cash at beginning of year	6,953	3,977

Cash at end of year	589	6,953

The accompanying notes are an integral part of these financial statements.

Notes to the financial statements
1] General
Activities
The activities of Lighting Partner B.V. (the “Company”) legally established in Goes, the Netherlands consist mainly of the production and sale of energy efficient LED and high-intensity discharge lighting.
General accounting policies
The financial statements are prepared according to the requirements included in Article 9 of Book 2 of the Dutch Civil Code and in accordance with accounting principles generally accepted in the Netherlands (“Dutch GAAP”).
Unless otherwise specified the valuation of assets and liabilities and the determination of the result are recorded at historical cost.
Principles for the valuation of assets and liabilities
Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from these estimates.
Cash and Cash Equivalents
All highly liquid investments with original maturities of three months or less at date of purchase are carried at cost, which approximates fair value, and are considered to be cash equivalents.
The Company maintains balances in cash accounts which could exceed governmentally insured limits of €20,000 or in cash accounts that are not eligible for deposit insurance. The Company has not experienced any losses from maintaining balances in such cash accounts. Management believes that the Company does not have significant credit risk related to its cash accounts.

Tangible fixed assets
The tangible fixed assets which consist of land and buildings, machinery and furniture and fixtures including software, are recorded at historical cost, reduced by accumulated depreciation. Depreciation is based on the estimated economic lifespan and are calculated based on a fixed percentage of the purchase price, taking into account any eventual residual value. Depreciation takes place from the moment an asset is placed in use.
The Company evaluates the long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of those assets may not be recoverable. An impairment loss would be recognized when the sum of the discounted future net cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount. No impairments have been recorded to date.
Inventory
Inventory of supplies and other consumables are assessed the lower of cost or net realisable value.
Work in progress is assessed against the manufacturing cost reduced for any foreseeable losses. The manufacturing price consists of materials, machinery expenses and other expenses that can be directly attributable to the manufacturing. The provision for unsalable goods is based on the period of time elapsed since the completion of the manufacturing process and can be specified as follows:

% unsalable
No use or sale > 2 years	100%
No use or sale > 1 1/2 and < 2 years	75%
No use or sale > 1 and < 1 1/2 years	50%
Receivables
The receivables are recorded at face value, reduced for any necessary provisions for the risk of bad debts. These provisions for the risk of bad debts are determined based on individual assessment of the claims.
Provisions
Provisions for personnel remuneration:
Pension commitments:
The pension plan for employees is administered by a third party pension fund. This plan qualifies as a defined contribution plan pursuant to which Lighting Partner pays fixed contributions into a separate entity. Lighting Partner has no legal or constructive obligations to pay further contributions if the fund does not hold sufficient assets to pay all employees the benefits relating to employee service in the current and prior periods. Contributions to the defined contribution pension plan are recognised as an employee benefit expense in the statement of operations.
Anniversary rewards:
Lighting Partner’s net obligation in respect of long-term employee benefits, other than pension plans, is the amount of future benefit that employees have earned in return for their service in the current and prior periods (so called anniversary rewards). These anniversary rewards which are paid in cash upon an employee’s completion of 25 years of service and 40 years of service are actuarially measured at the present value of the attributable rights and are based upon a multiple of the eligible person’s monthly salary.
Provision for deferred tax liabilities:
Deferred tax amounts are determined by using the tax rates expected to be in effect when the taxes will actually be paid or refunds received, as provided under the currently enacted tax law.
Basis for the determination of the result
Revenues
The Company derives revenue primarily from the sale of lighting products. The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed and determinable, collectability is reasonably assured and title and risk of loss have been transferred to the customer. The contracts are structured such that delivery is deemed to occur when the sold product reaches its destination.
The company grants discounts when customers exceed certain purchase volumes. These discounts are recorded in the same period in which the related revenue is recognized. Revenue is recorded net of these discounts as “Net sales” in the accompanying financial statements.
Cost of sales
Cost of sales represents expenses incurred that are directly connected with bringing the products to a salable condition. These costs include costs associated with purchasing the lighting components, raw materials and direct production costs net of any discounts for prompt payment of these invoices. These discounts are recorded in the year when earned. Cost of sales does not include depreciation related to the machinery used in production. Shipping handling and other transportation costs are included in cost of sales.
Research and development
Research and development costs, which relate primarily to the development, design and testing of products, are expensed as incurred.
Foreign Currency Gains and Losses
The Company occasionally conducts business transactions that are settled in currencies other than the Euro. Assets and liabilities arising from these transactions are recorded based on the period-end exchange rate. Any resulting gains and losses are recorded in the statement of operations.
Income taxes
The Company reports income taxes using an asset and liability approach in accounting for income taxes. Accordingly, deferred tax assets and liabilities arise from the differences between the tax basis of an asset or liability and its reported amount in the financial statements.
Basis for the preparation of the cash flow statement
The cash flow statement is drawn up according to the indirect method.

2] Tangible fixed assets

	Land and		Furniture
	Buildings	Machinery	and fixtures	Total
	€	€	€	€
Balance at January 1, 2006	241,723	496,107	351,503	1,089,333
Additions	64,654	19,667	49,640	133,961

	306,377	515,774	401,143	1,223,294
Depreciation	59,382	150,362	200,697	410,441

Balance at December 31, 2006	246,995	365,412	200,446	812,853
Additions	—	68,644	76,636	145,280

	246,995	434,056	277,082	958,133
Depreciation	38,196	147,620	103,368	289,184

Balance at December 31, 2007	208,799	286,436	173,714	668,949

Cost at December 31, 2006	318,189	1,616,756	1,235,709	3,170,654
Accumulated depreciation	71,194	1,251,344	1,035,263	2,357,801

Balance at December 31, 2006	246,995	365,412	200,446	812,853

Cost at December 31, 2007	318,189	1,685,400	1,312,345	3,315,934
Accumulated depreciation	109,390	1,398,964	1,138,631	2,646,985

Balance at December 31, 2007	208,799	286,436	173,714	668,949

Depreciation percentages	0 – 10%	20 – 25%	10 – 33%

3] Inventory
Inventory consists of the following:

	December 31,
	2007	2006
	€	€
Raw materials	5,100,395	5,578,997
Goods in process	156,480	238,323
Finished product	1,019,185	543,582
Promotion articles	57,973	57,620
Other	2,270	4,886

	6,336,303	6,423,408
Provision for unsalable goods	1,368,466	1,699,750

	4,967,837	4,723,658

The movement in the provision for unsalable goods consists of the following:

	December 31,
	2007	2006
	€	€
Balance at January 1	1,699,750	2.015.262
Additions	185,396	2,110
Disposal of unsalable goods	(516,680)	(317,622)

Balance at December 31	1,368,466	1,699,750

4] Accounts receivable and other receivables

	December 31,
	2007	2006
	€	€
Accounts receivables	2,391,631	2,547,528
Tax receivables and social insurance premiums	422,369	557,928
Other receivables	167,841	317,890

	2,981,841	3,423,346

The receivables have a term of less than one year.
Accounts receivable:

	December 31,
	2007	2006
	€	€
Trade debtors	2,478,525	2,613,545
Provision for doubtful accounts	(86,894)	(66,017)

Accounts receivable	2,391,631	2,547,528

The movement in the provision for doubtful accounts consists of the following:

	December 31,
	2007	2006
	€	€
Balance at January 1	66,017	38,528
Additions	20,931	43,804
Deduction and releases	(54)	(16,315)

Balance at December 31	86,894	66,017

Taxes and social insurance premiums:

	December 31,
	2007	2006
	€	€
Corporate income tax receivable	270,098	374,553
VAT receivable	152,271	183,375

	422,369	557,928

5] Cash and cash equivalents

	December 31,
	2007	2006
	€	€
Petty cash	215	1,580
Bank	374	362
Payments in transit	0	5,011

	589	6,953

6] Capital and reserves

		Ordinary	Retained
	Priority shares	shares	earnings	Total
	€	€	€	€
Balance at December 31, 2005	18,151	40,387	4,145,095	4,203,633
Retained earnings	—	—	(35,223)	(35,223)

Balance at December 31, 2006	18,151	40,387	4,109,872	4,168,410
Retained earnings	—	—	257,538	257,538

Balance at December 31, 2007	18,151	40,387	4,367,410	4,425,948

No dividend has been paid in the last two years.
Issued share capital
The authorized capital of the company amounts to € 290,000 consisting of 250,000 ordinary shares with a par value of € 1 and 40,000 priority shares of € 1. Of these shares 40,387 ordinary shares and 18,151 priority shares are subscribed and paid in full and outstanding for a total nominal value of € 58,538. The issued share capital has not changed during the years 2007 and 2006.

Each priority share has a (voting) right equal to that of one ordinary share and has the following rights:
o	Approve increases or reductions in registered capital

o	Approve the appropriation of of the results and payments of dividends

o	Approve amendments to the articles of association

o	Nominate the directors
7] Provisions

	December 31,
	2007	2006
	€	€
Deferred tax liabilities	20,761	21,705
Provision for anniversary awards	10,094	7,278

	30,855	28,983

The change in deferred tax liability is as follows:

	December 31,
	2007	2006
	€	€
Balance on January 1	21,705	26,645
Deferred tax benefit	(944)	(4,940)

Balance on December 31	20,761	21,705

The deferred tax benefit and the cumulative deferred tax liability are attributable to a difference in depreciable lives of certain tangible fixed assets for financial reporting purposes as compared to tax purposes.

Provision for anniversary awards:
Concerning the employee anniversary awards, a provision for anniversary awards was recognized using a discount rate of 4%.
The change in the provision for anniversary awards is as follows:

	December 31,
	2007	2006
	€	€
Balance on January 1	7,278	6,188
Increase in provision	2,816	1,090

Balance on December 31	10,094	7,278

8] Long-term liabilities

	December 31,
	2007	2006
	€	€
Debts to credit institutions	1,625,000	2,125,000
Debts to suppliers	16,345	63,712

	1,641,345	2,188,712

The payment commitments within 12 months after conclusion of the financial year are included under the short term liabilities.
Debts to credit institutions:
The change of this balance in 2007 is as follows:

	Balance at	Repayments	Repayments	Balance at
	January 1	during 2007	due in 2008	December 31
	€	€	€	€
ABN AMRO Bank	2,175,000	300,000	300,000	1,575,000
ABN AMRO Bank	450,000	200,000	200,000	50,000

	2,625,000	500,000	500,000	1,625,000

The agreed total facility with the ABN AMRO Bank amounts to € 4,500,000 and can be sub-divided into:
o	A line of credit of € 500,000;

o	A 10-year loan of € 3,000,000 to be repaid in 40 consecutive three-monthly instalments of € 75,000 of which the first payment commenced on 1 April 2004.

o	A 10-year loan of € 1,000,000 to be repaid in 20 consecutive three-monthly instalments of € 50,000 of which the first payment commenced on 1 April 2004.
The loans bear interest at a variable rate equal to the 3-month EURIBOR benchmark plus 1% (at December 31, 2007: 4.684%).
Schedule of debt repayments for the next five years:

	Balance at
	December	Repayments	Repayments	Repayments	Repayments	Repayments
	31, 2007	due in 2008	due in 2009	due in 2010	due in 2011	due in 2012
	€	€	€	€	€	€
ABN AMRO Bank	1,875,000	300,000	300,000	300,000	300,000	300,000
ABN AMRO Bank	250,000	200,000	50,000	0	0	0

	2,125,000	500,000	350,000	300,000	300,000	300,000
The company swapped the variable interest-rate with two fixed interest-rate swaps on April 27 2005. The interest swap for the loan of € 3,000,000 started on July 1, 2005 and is maturing on July 1, 2010. The interest-rate swap for the loan of € 1,000,000 also began on July 1, 2005 and will mature January 1, 2009.
The interest rate swaps which are not recorded on the balance sheet for Dutch GAAP purposes have a fair value as follows:

Interest-rate		Value at the	Value at the
swap	Interest-rate	end of 2007	end of 2006
€ 3,000,000	3.15%	27,848	46,897
€ 1,000,000	2.98%	1,654	4,835
For the facility with the ABN AMRO Bank the following assets are pledged:
o	First right of pledge of company inventory;

o	Second right of pledge on all claims to IFN Finance;

Furthermore there is a capital maintenance convenant requiring the capital and reserves of the company to be at least 35% of the total assets.
Debts to suppliers:
The movement of this balance in 2007 is as follows:

	Balance at	Repayments	Repayments	Balance at
	January 1	during 2007	due in 2008	December 31
	€	€	€	€
Debts payable to suppliers	108,648	44,936	47,367	16,345

The loan issued by the supplier is being repaid in 60 monthly instalments of € 4,133 including interest of which the first commenced on May 1, 2004.
9] Short-term liabilities

	December 31,
	2007	2006
	€	€
Current portion of long-term debt	547,367	544,936
Lines of credit	357,745	233,076
Accounts payable	1,182,079	1,436,229
Taxes and social security contributions	67,100	70,063
Other liabilities	366,777	296,401

	2,521,068	2,580,705

Lines of credit:

	December 31,
	2007	2006
	€	€
IFN Finance	89,805	4,987
ABN AMRO Bank, line of credit	267,940	228,089

	357,745	233,076

The company has a line of credit facility with ABN AMRO Bank of € 500,000 of which € 267,940 was outstanding as of December 31, 2007 (2006: € 228,089). For the pledged assets, refer to the explanatory notes on the long-term debts to credit institutions.
Furthermore, the company has the availability of a line of credit from IFN Finance equal to 90% of the debtors pledged to IFN Finance, with a maximum line of credit not to exceed € 4,000,000. At December 31, 2007 € 89,805 (2006: € 4,987) was outstanding under this line of credit.
10] Contingent liabilities
At December 31, 2007, the Company has the following future minimum lease payments under operating leases for property and equipment for each of the next five years:

	Buildings	Office equipment	Automobiles	Total
2008	226,778	29,200	61,000	316,978
2009	91,180	—	40,000	131,180
2010			30,000	30,000
2011			30,000	30,000
2012			11,000	11,000
11] Related party transactions
Under Dutch GAAP the Company’s payment of a management fee or salary to its key management personnel (C. van de Vrie, Q. van de Vrie and A. van Hanegem) is deemed to be a related party transaction. In 2007 the management fee and salaries for these key management personnel was € 355,874.

12] Net sales and cost of sales

	2007	2006
	€	€
Net sales	15,285,175	12,557,614
Cost of sales	10,098,215	8,068,740

	5,186,960	4,488,874

Net sales

	2007	2006
	€	€
Revenues	15,621,929	12,808,659
Issued benefits and discounts	(336,754)	(251,045)

	15,285,175	12,557,614

Export revenues in €	14,372,175	11,655,879
Export revenues in %	92%	91%

Cost of sales	9,885,373	8,012,569
Production costs	129,898	133,502
Addition to inventory provision	185,396	2,110
Received benefits and discounts	(102,452)	(79,441)

	10,098,215	8,068,740

13] Wages, salaries and social expenses

	2007	2006
	€	€
Wages and salaries	1,386,120	1,327,681
Social expenses	174,727	160,349
Employee benefit expense	98,962	84,448

	1,659,809	1,572,478

Average number of employees
The average number of employees, calculated on a fulltime basis, amounted to:

	2007	2006
Lighting Partner B.V.	37	34
14] Depreciation on tangible fixed assets

	2007	2006
	€	€
Buildings	38,196	59,382
Machinery	147,620	150,362
Other	103,368	200,697

	289,184	410,441

15] Other operating expenses

	2007	2006
	€	€
Other personnel expenses	117,242	75,484
Occupancy costs, primarily rent expense	324,169	275,133
Sales expenses	1,280,104	1,149,666
Product development expenses	73,473	80,615
General and administrative expenses	930,012	821,366

	2,725,000	2,402,264

16] Interest income and expenses

	2007	2006
	€	€
Interest income	1,052	561
Interest expense	(173,084)	(165,105)

	(172,032)	(164,544)

17] Income tax expense

	2007	2006
	€	€
Corporate income tax expense (benefit)	84,341	(20,690)
Deferred tax benefit	(944)	(4,940)

Income tax expense (benefit)	83,397	(25,630)

18] Subsequent Events
On April 22, 2008, Lighting Science Group Corporation (“LSG”) through a subsidiary acquired 100% of the common equity of the Company. To settle the acquisition, LSG paid US$5,000,000 in cash and issued 4,632,000 shares of common stock of LSG to the former shareholders of the Company. As a result of the acquisition of control of the Company, the Company was required to pay change of control bonuses to two employees. The amount of the bonuses payable to the employees was not recorded in the Profit and Loss Account for the year ended December 31, 2007 or 2006.
Also as a result of the change in control, the payment dates of the current portion and long-term portion of the debt payable to ABN AMRO were accelerated and became due within 30 days of the closing date of the acquisition. Subsequent to April 22, 2008, ABN AMRO and the Company renegotiated the term of the debt such that the Company will repay the amounts due on substantially the same terms as were in effect prior to the change in control. At December 31, 2007, amounts due more than one year from the balance sheet date were classified as long-term liabilities.
19] Arrangement under the articles of association regarding the appropriation of the profit
Article 17 of the articles of association of the company determines that the profit, after deduction of the corporate income tax due on this, is made available to the general assembly of shareholders.
Furthermore article 17 of the articles of association provides that dividend payments may only be made to the extent that the capital and statutory reserves exceeds the requested part of the share capital.

Result appropriation 2006
In accordance with the proposal by the board of directors, the net loss for 2006 of € 35,223 has been deducted from the general reserve.
Proposal for the appropriation of the result concerning the 2007 financial year
The board of directors proposed to process the positive result of 2007 of € 257,538 into the general reserve. This proposition was processed as such in the balance on 31 December 2007.
20] Reconciliation Dutch GAAP to US GAAP
The financial statements of the Company have been prepared in accordance with generally accepted accounting principles (“GAAP”) in The Netherlands. The significant differences between Dutch GAAP and accounting principles generally accepted in the United States of America (“U.S. GAAP”), which affect the Company’s financial statements, are described below:
The following table reconciles the net income and other comprehensive income as reported under Dutch GAAP with net income and other comprehensive income in accordance with U.S. GAAP:

For the years ended December 31,	2007	2006
	€	€
Net income based on Dutch GAAP	257,538	(35,223)
Derivative instruments	(22,230)	34,400
Income tax effect of reconciling item	5,669	(8,772)

Net income based on U.S. GAAP	240,977	(9,595)

The following table reconciles shareholders’ equity as reported under Dutch GAAP with shareholders’ equity in accordance with U.S. GAAP:

For the years ended December 31,	2007	2006
	€	€
Shareholders’ equity based on Dutch GAAP	4,425,948	4,168,410
Derivative instruments	29,502	51,732
Income tax effect of reconciling item	(7,523)	(13,192)

Shareholders’ equity based on U.S. GAAP	4,447,927	4,206,950

The Company’s presentation of the cash flow statement is in accordance with Dutch GAAP which also conforms to U.S. GAAP.
Derivative instruments
In accordance with Dutch GAAP the interest swap is recorded off balance sheet. Dutch GAAP gives the option to apply hedge accounting or keep it off balance sheet. Under US GAAP, the interest rate swap does not qualify for hedge accounting. Hence the swap is recorded on the balance sheet at fair value. Subsequent changes in fair value are recorded in the statement of operations.
Income taxes
This item includes the income tax effects of the derivative instruments. The enacted tax-rate used is 25.5%.
Recently issued U.S. GAAP Accounting Pronouncements
In June 2006, the FASB issued Interpretation 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”). FIN 48 clarifies the accounting for income taxes, by prescribing a minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. FIN 48 also provides guidance on derecognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition. Because the Company was “nonpublic enterprise” the Company was not required to adopt FIN 48 until January 1, 2008. The Company believes that the adoption of FIN 48 will have no material impact on its financial statements.
In June 2006, the FASB ratified the consensus reached by the FASB’s Emerging Issues Task Force (“EITF”) on Issue No. 06-03, “How Taxes Collected from Customers and Remitted to Governmental Authorities Should Be Presented in the Income Statement (That is, Gross versus Net Presentation)” (“EITF No. 06-03”). EITF No. 06-03 permits registrants to elect to present vendor taxes imposed concurrently on a specific revenue-producing transaction between a seller and a customer on either a gross or net basis. The scope of EITF No. 06-03 includes government assessed taxes that are directly imposed on revenue-producing transactions between a seller and a customer and may include, but is not limited to, sales, use, value added and some excise taxes. Registrants are to be required to disclose their policies for presenting the taxes and would disclose any amounts presented on a gross basis. EITF No. 06-03 is effective for interim and annual financial statements issued for periods beginning after December 15, 2006. The adoption of EITF No. 06-03 did not have a material impact on the financial statements.

The FASB issued SFAS No. 157, “Fair Value Measurements” on September 15, 2006. The statement defines fair value, provides guidance on how to measure assets and liabilities using fair value and expands disclosures about fair value measurements. The Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007 and should be applied prospectively (with a limited form of retrospective application) as of the beginning of the fiscal year in which this statement is initially applied. The Company believes that the adoption of SFAS No. 157 will have no material impact on its financial statements.
In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115” SFAS 159 is expected to expand the use of fair value accounting but does not affect existing standards which require certain assets or liabilities to be carried at fair value. The objective of SFAS 159 is to improve financial reporting by providing companies with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. Under SFAS 159, a company may choose, at specified election dates, to measure eligible items at fair value and report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. SFAS 159 is effective for interim and annual financial statements issued for fiscal years beginning after November 15, 2007. The Company has not assessed the impact that SFAS 159 may have on its financial statements.
In June 2007, the FASB ratified EITF 07-3, Accounting for Nonrefundable Advance Payments for Goods or Services Received for Use in Future Research and Development Activities (EITF 07-3). EITF 07-3 requires that nonrefundable advance payments for goods or services that will be used or rendered for future research and development activities be deferred and capitalized and recognized as an expense as the goods are delivered or the related services are performed. EITF 07-3 is effective, on a prospective basis, for fiscal years beginning after December 15, 2007. The adoption of EITF 07-3 will not have a material impact on the financial statements.
In December 2007, the FASB issued SFAS 141(R), “Business Combinations”. This statement replaces FASB Statement No. 141 “Business Combinations”. SFAS 141(R) improves the relevance, representational faithfulness and comparability of the information that a reporting entity provides in its financial reports about a business combination and its effects. This FASB statement applies prospectively to business combination for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The Company believes that the adoption of SFAS 141(R) will have no material impact on its financial statements as SFAS 141(R) applies to prospective transactions.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements”. This statement amends ARB No. 51 “Consolidated Financial Statement”. This Statement establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. The Company believes that the adoption of SFAS 160 will have no material impact on its financial statements.
In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities.” This standard requires enhanced disclosures to enable investors to better understand the effects derivative instruments and hedging activities on an entity’s financial position, financial performance, and cash flows. This statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The Company believes that the adoption of SFAS No. 161 will have no material impact on its financial statements.
In April 2008, the FASB issued FASB Staff Position (FSP) FAS 142-3, Determination of the Useful Life of Intangible Assets. FSP FAS 142-3 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under FASB Statement No. 142, Goodwill and Other Intangible Assets. FSP FAS 142-3 is effective for fiscal years beginning after December 15, 2008 and early adoption is prohibited. The Company believes that the adoption of FSP FAS 142-3 will have no material impact on its financial statements.
In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles”. This standard provides a framework, or hierarchy, for selecting accounting principles to be used in preparing financial statements that are presented in conformity with U.S. GAAP for nongovernmental entities. The effective date of this statement is 60 days after approval by the Securities and Exchange Commission. The Company believes that the adoption of SFAS No. 162 will have no material impact on its financial statements.